Exhibit 99.1

Wuhan Youji Industries

(CGRH.OB)

2005 China Growth Conference

Investor Presentation

Safe Harbor Statement

This Presentation contains forward-looking statements and forecast financial statements concerning the future of the company that are intended to qualify for the safe harbors from liabilities, established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by such words as “believes”, “anticipates”, “plans”, “expects”, or words of similar import. The future performance of the company is subject to a number of factors including, but not limited to, general economic conditions, competitive activity, and the possibility of future government regulations that may adversely affect the company. For more information about our company, please read our periodic filings at http://www.sec.gov

Company Overview

•	Headquartered in Wuhan, Hubei, China

•	First Established in 1955

•	Fully Privatized in Sept. 2003

•	Reverse Merger with Cougar Holdings (CGRH.OB) effective June 2005

•	Subsidiary: Wuhan Youji Import and Export Co. Limited, primarily engaged in handling the export sales of Wuhan’s products

Company Management

Yuankun Gao, Chairman of the Board of Cougar; the Chairman of the Board of Directors and the President of Linuo Group Co. Limited; the owner of Wuhan Linuo Investment Co. Limited which is a major shareholder of Wuhan Youji Industries Co. Limited; the Chairman of Shandong Jinan Association of Industrial and Commercial Enterprises, Vice Chairman of Jinan Committee of Political Consultative Conference, and the Chairman of Shandong Union of Private Enterprises. Ranked 93rd in the 2004 FORBES Magazine Survey of the 100 Richest Individuals in China (including Hong Kong). Mr. Gao holds an MBA from Shandong University. Company Management

• Hongdun Zhou, director and CEO of Cougar since July 2005, is the President and Managing Director of Wuhan Youji Industries Co. Ltd. since 1994, a director of Wuhan Youji Import & Export Co., since September 2001. Mr. Zhou began his career in 1968 as a technical staff member at Wuhan Youji Industries Co. Ltd. after graduating from college. He is also a representative of People’s Congress of both the Qiaokou District of Wuhan and the City of Wuhan and was recognized in 2003 as one of the top 10 entrepreneurs in Hubei province.

• Huajun Yu, CFO & Director of Cougar, has substantial experience in financial management of large and medium sized publicly-listed enterprises, including project financing, budgeting, and internal auditing. From June 2002 to August 2005, Mr. Yu served as the CFO of Linuo Group Co., Ltd. From June 2002 to August 2005, he served as the General Manager of Financing Department of China Hightech Group Co., Ltd. From June 2002 to August 2005, he served as the General Manager of the Financing Department of Hainan Haiguo Investment Group Co Company Management

• Limin Chen, Chief Operating Officer and Director. Mr. Chen has been the Chief Operating Officer and a director of Cougar Holdings since August 2005. Mr. Chen has been the Senior Engineer and a vice president and director of Wuhan Youji since 1994. Mr. Chen was also the recipient of a prestigious award from the provincial government in recognition of his status as a leading chemical engineer.

• Guangyuan Hu, Master of Law and visiting fellow of Yale Univ. for two years, has been the Secretary of Cougar Holdings since August 2005. Mr. Hu has served as the corporate secretary and a director of Wuhan Youji since November 2003 and has been the President of Wuhan Linuo Investment Co. Limited since July 2003. Mr Hu has substantial experience in financing and financial management and control of a company. Serving as a credit manager of Standard Chartered Bank and Construction Bank of China for about 10 years, Mr. Hu is also experienced in banking management, project financing and investment.

Business Overview

•	Wuhan manufactures and distributes over 100 organic chemical products in seven series, sold across China and in over twenty international markets

•	Wuhan is the Asian sales leader in several series of chemical products

•	Sodium Benzoate – common preservative in foods, beverages, and pharmaceuticals

•	Benzyl Chloride – used in pharmaceuticals, flavors, fragrances, dyes

•	Glutaraldehyde and acrolein – used in tanning leather and as a disinfectant for oil pipelines and medical equipment

•	Epichlorohydrin rubber – used as sealant in auto and aircraft manufacturing

Business Overview (Cont’d)

Wuhan has demonstrated strong Revenue Growth

Table

Annual Revenue Growth

Annual Revenue (Millions of USD)

2002    48

2003     53

2004     62

Chinese Chemical Industry

•	The Chinese chemical industry has been a major focus of development by the central government

•	Per capita consumption of chemical products in China is still significantly below that in OECD economies

•	As industrialization continues, demand for consumer products will continue to rise, driving high rates of growth in the Chinese chemical industry especially compared to growth in more industrialized countries.

Market Opportunity

• To expand the company’s production of the Toluene Chlorination series and Toluene Oxidation series, establishing its factory as the production base of fine chemical products in China.

• Wuhan is currently the largest supplier of Toluene Chlorination and Toluene Oxidation products in Asia and is growing its long-established business with companies such as Coca-Cola, Pepsi, P&G, BASF, BAYER, etc.

• China Petrochemical is currently constructing a giant new ethylene production complex in Wuhan, with an annual capacity of 800,000 tons to be completed within two years. Wuhan Youji, as the only organic chemical producer in Hubei Province and the largest in China, is the logical supplier for this facility. This will allow Wuhan to double its current production and to greatly expand its market and increase its revenue going forward.

• Fine chemical consumption in the PRC is growing at about 12% annually, compared to 8% growth in developed countries.

Principal Products

•	Toluene Oxidation Series

•	Sodium Benzoate

•	Toluene Chlorination Series

•	Benzyl Chloride, Benzyl Alcohol, and Benzaldehyde

•	Acrolein Series

•	Acrolein

•	Glutaraldehyde

•	Epichlorohydrin Rubber Series

Toluene Oxidation Series

•	Accounted for 38% ($23.6m) of Total Sales ($62 m) in 2004

•	Sodium Benzoate: most important single product, accounting for nearly a quarter of revenues in 2004

•	Widely used as a preservative in pharmaceuticals, food and beverages, such as Coca-Cola and Pepsi

•	Wuhan is the sole supplier of Sodium Benzoate for Coke in all of China

•	Also used as anti-corrosive especially in automotive engine antifreeze

•	Wuhan is the international market leader with 70% of the PRC market and 24% of the global market

•	Sales in established markets such as S.E. Asia, Europe, and US continue to grow, while company is breaking into new markets in Japan, Latin America, and elsewhere

Toluene Chlorination Series

•	Accounted for 33.3% ($20.7m) of 2004 Revenues

•	Wuhan produces some 50,000 tons of Benzyl Chloride annually
•	Organic Synthesis Intermediate, also used in pharmaceuticals, flavors, fragrances, dyestuffs

•	15% of company revenue in 2004

•	50% Market Share in China; 14% worldwide

•	Benzyl Alcohol accounted for 6.3% of Sales

•	Benzyl Chloride Derivative used extensively as solvent in paints, coatings, and epoxies, also as raw material for fragrance and sweetener production

•	Benzaldehyde sales were 12.0% of total for 2004

•	Produced by oxidation of Benzyl Alcohol

•	Used as Intermediate Product in manufacture of dyes, pharmaceuticals, herbicides, also as flavorings in food and as perfume in soaps

Acrolein Series

•	Constituted 8.2% ($5.1m) of Total Revenue for 2004 ($62m)

•	Acrolein (4.2% of Revenue or $2.6 m) is an intermediate compound used to make other chemical products including Glutaraldehyde

•	Glutaraldehyde accounted for 4.0% ($2.5 m) of company revenue in 2004

•	Particularly useful for tanning leather and fur. As much as 100,000 tons of the annual consumption of chrome-based tanning products in China will be replaced by glutaraldehyde in coming years

•	Also used to as a disinfectant, widely used as fungicide in oil pipelines and in the sterilization of medical equipment—recommended by both the WHO and Chinese Health Ministry as a chemical disinfectant of medical equipment

Epichlorohydrin Rubber

•	Constituted 3% of Revenue ($1.9m) in 2004

•	High-Margin Product

•	Utilized as sealant in automobile and aircraft production

•	Large potential for growth in this market. Wuhan plans to double its production capacity by 2006

Competitive Advantage

•	50 years of experience in the Chinese chemical industry – strong and experience management, unparalleled production know-how

•	Superior Product Quality (demonstrated by current market position)

•	Product Diversity—Wuhan is not dependent on one or two products for the bulk of its sales and has introduced four new products in 2004 alone.

•	Economies of scale: Chinese chemical industry has high barriers to entry and Wuhan has established itself as a market leader

•	Proximity to raw materials

•	Strong ties to local and provincial government

•	Long-standing and close relationships with suppliers and customers

•	Continued commitment to and investment in Research and Development

•	Company is well-capitalized and has excellent credit—rated AAA by Industrial and Commercial Bank of China (Wuhan can borrow with no collateral) and rated in top 3 of best-credit enterprises in Hubei Province

Customer Base

•	Wuhan has a diversified customer base (more than 3000 companies)

•	The company’s largest client accounted for approximately 1% of total revenue in 2003 and 2004

•	Wuhan’s top three customers accounted for about 2% of total revenue in 2003-2004

•	Approximately 50% ($31m) of the company’s sales revenue in 2004 was generated domestically, with the remaining half coming from international sales

•	Wuhan’s clients include such internationally-recognized companies as Procter&Gamble, Dow Chemical, Coca-Cola, Pepsi, BASF, Bayer, Univar, Henkel, and others

Research & Development

•	Wuhan’s R&D Department first established in 1958; R&D Center established in 1996

•	R&D Center currently employs 198 engineers and technicians

•	R&D Center tasked with developing new products and improving production quality and efficiency

•	Worked closely with Coca-Cola engineers over 2 years to implement Sodium Benzoate production

•	Expenditures on R&D totaled $3.67 million in 2004, up over 19% from $3.08 million in 2003

•	R&D Experience allows Wuhan to expand and upgrade production facilities in accordance with the latest international standards.

Intellectual Property

•	Wuhan currently holds three patents issued in the PRC:

•	The technology of refining and sublimating benzene formaldehyde

•	The manufacturing process for aralkyl ether

•	The process of refining benzaldehyde

•	The company also plans to apply for additional patent applications covering various refining and manufacturing processes within the next year

•	The company also enjoys the advantage of trade secrets and know-how accumulated over 50 years of chemical industry experience along with continuing technological innovations

Growth Strategy

•	Wuhan Youji will increase the production of Benzyl alcohol and Benzyl chloride by about 30% and will double its production of Epichlorohydrin Rubber in 2006

•	The company will introduce new higher-margin fine chemical product lines

•	Wuhan is poised to capitalize on the accelerating liberalization of the Chinese chemical industry

•	We plan to increase direct international sales to 50% of total revenue in 2005 by:

•	Aggressively promoting products

•	Improving and expanding customer service including after-sales support

•	Leveraging relationships with some of the world’s largest and most successful companies

Growth Strategy (cont’d)

• Becoming more customer-oriented through delivery of superior service by strengthening the incentive and management of our sales staff and continue to improve the quality of service through the entire sales process, from marketing to after-sales support

• Increasing the production capacity of certain products by acquiring additional capacity and improving the production efficiency of existing facilities through the use of new technologies

• Building a stronger competitive position in those products through greater economies of scale and market share gains via capacity expansion

Contact Information

Company Contact

Steven Young

Stanford Capital Group

Tel: 212-572-6229

Fax: 212-572-6499

Cell: 845-321-0816

yanste@verizon.net

IR Contact

Leslie Wolf-Creutzfeldt

Adam Friedman Associates

Tel: 212 981 2529 x11

Fax: 212 981 8174

leslie@adam-friedman.com